Exhibit 99.6

K-FED MUTUAL HOLDING COMPANY	REVOCABLE PROXY

IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A “NO” VOTE

SEND OVERNIGHT PACKAGES TO: Kaiser Federal Financial Group, Inc. Attn: Stock Information Center 1359 N Grand Avenue Covina, CA 91724 (___) _____

Deadline: The Subscription Offering ends at 11:00 a.m., Pacific Time, on _______,2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the Stock Information Center by the deadline, or it will be considered void. Order forms will not be accepted at any of the Kaiser Federal Bank branches and faxes or copies of this form will not be accepted. Kaiser Federal Financial Group, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares ________________	x $10.00 =	(2) Total Amount Due __________________	The minimum purchase is 25 shares ($250). No person may purchase more than 5% of the shares sold in the offering.

(3) Method of Payment (no penalty for early withdrawal from a Kaiser Federal Bank CD)

Enclosed is a check, bank draft or money order payable to Kaiser Federal Financial Group, Inc. for $__________________ and/or I authorize Kaiser Federal Bank to make withdrawal(s) from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

(4) Purchaser Information(check one)
☐ ☐ ☐ ☐ ☐ ☐

(a) Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Kaiser Federal Bank as of the close of business on March 31, 2006. Enter information in Section 7 for all deposit accounts that you had at Kaiser Federal Bank as of the close of business on March 31, 2006.

(b) Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Kaiser Federal Bank as of the close of business on September 30, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Kaiser Federal Bank as of the close of business on September 30, 2007.

(c) Other Depositors - Check here if you were a depositor of Kaiser Federal Bank as of, 2007 but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 7 for all accounts that you had at Kaiser Federal Bank as of ______, 2007.

(d) Local Community - Natural persons residing in the California Counties of Los Angeles, San Bernardino, Riverside and Santa Clara.

(e) Existing shareholders of K-Fed Bancorp as of _______, 2007

(f) General Public

Account Numbers	Amounts
$
$
$
Total Withdrawal	$

(5) Check if you (or a household family member) are a:
☐	Director	☐	Officer	☐	Employee	☐	Member of the immediate family of a director, officer or employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)
☐	Individual	☐	Individual Retirement Account (IRA)	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated _________________
Name	SS# or Tax ID
Name	SS#
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(7) Qualifying Accounts - You should list below any account(s) that you may have or had with Kaiser Federal Bank. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.

Names on Accounts	Account Number	Names on Accounts	Account Number

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated __________, 2007 and understand I may not change or revoke my order once it is received by Kaiser Federal Financial Group, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Kaiser Federal Financial Group, Inc. will pursue any and all legal and equitable remedies if it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only: Date Rec’d _____ / ______ Check# ____________ $____________ Check#__________ $___________ Batch# _________ Order # _______ Category _______

K-FED MUTUAL HOLDING COMPANY	REVOCABLE PROXY

NASD Affiliation - If you have a FINRA affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the Financial Industry Regulatory Authority. (“FINRA”) if you are a person associated with FINRA member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an FINRA member or person associated with an FINRA member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY KAISER FEDERAL BANK, KAISER FEDERAL FINANCIAL GROUP, INC. OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION REGIONAL DIRECTOR, DARREL DOCHOW, AT (650) 746-7000.

I further certify that, before purchasing the common stock of Kaiser Federal Financial Group, Inc., I received a copy of the prospectus dated _______, 2007, which discloses the nature of the common stock being offered and describes in more detail the following risks involved in an investment in the common stock under the heading “Risk Factors” in the prospectus:

Risks Related to Our Business

•	The Current Interest Rate Environment Has Had And Can Have An Adverse Effect On Our Net Interest Income

•	We Purchase A Large Percentage Of Our Real Estate Mortgage Loans From Third Parties And Our Net Income Would Be Negatively Affected If We Are Unable To Continue To Purchase These Loans.

•	Our Loan Portfolio Possesses Increased Risk Due To Our Level Of Multi-Family Real Estate, Commercial Real Estate, And Consumer Loans Which Could Increase Our Level Of Provision For Loan Losses

•	Future Changes in Interest Rates Could Reduce Our Net Income

•	Our Loan Portfolio Possesses Increased Risk Due To Its Rapid Expansion, Unseasoned Nature And Amount Of Nonconforming Loans

•	If The Allowance For Loan Losses Is Not Sufficient To Cover Actual Losses, Income May Be Negatively Affected

•	We Depend On Our Management Team To Implement Our Business Strategy And Execute Successful Operations And We Could Be Harmed By The Loss Of Their Services

•	Strong Competition In Our Primary Market Area May Reduce Our Ability To Attract And Retain Deposits And Also Increase Our Cost of Funds

•	Strong Competition In Our Primary Market Area May Reduce Our Ability To Obtain Loans And Also Decrease Our Yield On Loans

•

If Economic Conditions Deteriorate In Our Primary Market Of Southern California, Our Results Of Operations And Financial Condition Could Be Adversely Impacted As Borrowers’ Ability To Repay Loans Declines And The Value Of The Collateral Securing Loans Decreases

•	We Operate In A Highly Regulated Environment And May Be Adversely Affected By Changes In Laws And Regulations

Risks Related to this Offering

•	The Future Price Of The Shares Of Common Stock May Be Less Than The $10.00 Purchase Price Per Share In The Offering

•	The Market Value Of Kaiser Federal Financial Group, Inc. Common Stock Received In The Share Exchange May Be Less Than The Market Value Of K-Fed Bancorp Common Stock Exchanged.

•	Our Failure To Effectively Utilize The Net Proceeds Of The Offering Could Reduce Our Return On Stockholders’ Equity And Our Return On Assets And Negatively Impact The Value Of Our Common Stock

•	The Ownership Interest Of Management And Employees Could Enable Insiders To Prevent A Merger That May Provide Stockholders A Premium For Their Shares

•	There May Be a Limited Market For Our Common Stock, Which May Lower Our Stock Price And Make It More Difficult For Investors To Sell Their Shares Of Our Common Stock

•	The Implementation Of The Stock-Based Incentive Plan May Dilute Your Ownership Interest

•

Additional Expenses Following The Conversion From The Compensation And Benefit Expenses Associated With The Implementation Of The New Stock-Based Incentive Benefit Plan Will Adversely Affect Our Profitability

•	Various Factors May Make Takeover Attempts More Difficult to Achieve

•	The Rights Of Existing Stockholders Of K-Fed Bancorp Will Be Reduced Under Kaiser Federal Financial Group, Inc.’s Articles Of Incorporation And Bylaws.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Stock Order Form Instructions:

Hours of Operation:
Stock Information Center	(___) ___-____	Monday: 12:00 Noon to 4:30 p.m.
1359 N Grand Avenue		Tuesday - Thursday: 8:30 a.m. to 4:00 p.m.
Covina, CA 91724		Friday: 8:30 a.m. to 12:00 Noon

All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization.

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum purchase is 5% of the shares sold in the offering. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Kaiser Federal Financial Group, Inc. is greater than 5% of the aggregate amount of shares. For additional information on purchase limitations, see “The Conversion and Stock Offering - Limitations on Common Stock Purchases” in the prospectus.

Item 3 - Payment for shares may be made by check or money order payable to Kaiser Federal Financial Group, Inc. DO NOT MAIL CASH. Your funds will earn interest at our passbook savings rate until the stock offering is completed or terminated.

To pay by withdrawal from a savings account or certificate of deposit at Kaiser Federal Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. Kaiser Federal Bank will waive any applicable penalties for early withdrawal from a certificate of deposit account(s). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

Item 4 - Please check the appropriate box to tell us the earliest of the dates that applies to you, or if not applicable, if you are a current shareholder of K-Fed Bancorp, member of the local community or the general public.

Item 5 - Please check this box if you are a director, officer or employee of Kaiser Federal Bank, or an immediate family member residing in such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Kaiser Federal Financial Group, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (___) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - You should list any qualifying account(s) that you may have or had with Kaiser Federal Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfer to Minor’s Act or the Uniform Gift to Minors Act, the minor must have had a deposit account on one of the dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation’s deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at the Kaiser Federal Financial Group, Inc. Stock Information Center located at 1359 N Grand Avenue, Covina, CA 91724 at 11:00 a.m., Pacific Time, ______Time.

Please be sure to sign the Certification Form on the back of the Stock Order Form.

(See reverse side for Stock Ownership Guide)

Stock Ownership Guide:

Hours of Operation:
Stock Information Center	(___) ___-____	Monday: 12:00 Noon to 4:30 p.m.
1359 N Grand Avenue		Tuesday - Thursday: 8:30 a.m. to 4:00 p.m.
Covina, CA 91724		Friday: 8:30 a.m. to 12:00 Noon

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual retirement account (“IRA”) holders may make stock purchases from their deposits through a prearranged “trustee-to-trustee” transfer. Stock may only be held in a self-directed IRA. IRAs at Kaiser Federal Bank are not self-directed. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option. Establishing a self-directed IRA and completing a “trustee-to-trustee” transfer can frequently require several days’ time.

Registration for	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
IRAs:	On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c#.
Address will be that of the broker/trust department to where the stock certificate will be sent.
The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.
Please list your phone numbers.

Uniform Gift and Transfer To Minors Acts - For residents of California and most other states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-CA or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation “CUST.” List only the minor’s social security number.

Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See reverse side for Stock Order Form Instructions)